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                                                                     Exhibit 1.4










                                LEGG MASON, INC.
                            (A Maryland corporation)
                        4,000,000 Shares of Common Stock




                               PURCHASE AGREEMENT










Dated: December 15, 2004




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


                                LEGG MASON, INC.
                            (A Maryland corporation)
                        4,000,000 Shares of Common Stock
                           (Par Value $.10 Per Share)
                               PURCHASE AGREEMENT

                                                               December 15, 2004
Legg Mason Wood Walker, Incorporated
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Goldman, Sachs & Co.
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

         Legg Mason, Inc., a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.10 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 4,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 600,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-100156), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, or the Prospectus, as the case may be.

SECTION  1.  Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

               (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                   At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).


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

                 The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (iii) PricewaterhouseCoopers LLP, which certified the financial statements and supporting schedules included in the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board, for the periods so reported.

               (iv) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

               (v) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

               (vi) The Company has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vii) Except as would not result in a Material Adverse Effect, each of the Company's subsidiaries: (A) has been duly incorporated or organized, (B) is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and
         (C) is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business.

               (viii) The Company's authorized, issued and outstanding capital stock as of September 30, 2004 is as set forth in the Prospectus Supplement in the column titled "Actual" under the caption "Capitalization "; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company.

               (ix) Except as would not result in a Material Adverse Effect: (A) all the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and (B) except as may be otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

               (x) All subsidiaries of the Company, other than subsidiaries that considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, are listed on Schedule C hereto.

               (xi) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (xii) This Agreement has been duly authorized, executed and delivered by the Company.

               (xiii) The issued and outstanding capital stock of the Company conforms, and the Securities, upon their issuance and sale in accordance with this Agreement will conform, in all material respects to the description of thereof in the Prospectus under the caption "Description of capital Stock".

               (xiv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

               (xv) No consent, approval, authorization, order, registration or qualification with any court or governmental agency or body is required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities or in connection with the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or will have been obtained prior to the Closing Time.

               (xvi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder will have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company (ii) the charter or by-laws (or other similar documents) of any of the Company's subsidiaries; (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their assets, properties, or operations; except in the cases of clauses (ii) through (iv) as would not result in a Material Adverse Effect.

               (xvii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary that (i) could reasonably be expected to result in a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect; and no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or is, to the best knowledge of the Company, threatened or imminent that could reasonably be expected to have a Material Adverse Effect.

               (xviii) Each of the Company and each of its subsidiaries has good and marketable title to all real property owned by them respectively and good title to all other properties owned by them respectively, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not in the aggregate materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; neither the Company nor any subsidiary is in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, noncompliance or failure would individually or in the aggregate have a Material Adverse Effect and the Company has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization, which revocation or material modification could reasonably be expected to have a Material Adverse Effect.

               (xix) (A) The Company is not in violation or default of any provision of its charter or by-laws, (B) none of the Company's subsidiaries is in violation or default of any provision of its charter or by-laws (or other similar documents) and (C) neither the Company nor any subsidiary is in violation or default of (I) the terms of any indenture, contract, lease, mortgage, deed of trust,



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

         note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (II) any statute, law, rule, regulation, judgment, order or decree of any Federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties, as applicable, which violation or default, in the case of clauses (B) and
         (C), would have a Material Adverse Effect.

               (xx) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

               (xxi) The Company and its subsidiaries, as an entity, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, should it elect to do so, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (xxii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Prospectus (including in the Company's Annual Report on Form 10-K for the year ended March 31, 2003, incorporated therein by reference, under the heading, "Business - Asset Management Segment") and except as would not result in a Material Adverse Effect.

               (xxiii) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations and permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xxiv) Neither the Company nor any of its subsidiaries is in violation of any Federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials; the Company and its subsidiaries have received all permits, licenses or other approval required of them under applicable Federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses; and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a Material Adverse Effect.



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

               (xxv) The Company and each of its subsidiaries owns, possesses, licenses, or has other rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their business, taken as a whole, as now conducted and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, other than as disclosed in the Company's Annual Report or Form 10-K for the fiscal year ended March 31, 2004 or other than infringements or conflicts or conditions of invalidity or inadequacy which (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would not result in a Material Adverse Effect, subject to such limitations on the use of, or the rights to use such Intellectual Property that, individually or in the aggregate, would not have a Material Adverse Effect.

               (xxvi) Except as disclosed in the Prospectus, the Company and each of its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, other than such non-compliance that would not have a Material Adverse Effect. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

               (xxvii) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock not described in the Prospectus.

               (xxviii) The Company is subject to the reporting requirements of
         Section 13 or Section 15(d) of the 1934 Act.

               (xxix) The Company has not taken, and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act in connection with the offering of the Securities.

               (xxx) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a future commission merchant or any or all of the foregoing, as applicable; each of the Company's subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except for any failures to be so registered, licensed or qualified or to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               (xxxi) The Company is not a party as an investment advisor or distributor to any investment advisory agreement or distribution agreement; each of the investment advisory agreements and distribution agreements to which any of the Company's subsidiaries is a party is a valid and legally binding obligation of such subsidiary which is a party thereto and complies with the applicable provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), except for any failures to be so valid and legally binding and in compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and none of the Company's subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               (xxxii) The Company does not sponsor any funds; each fund sponsored by any of the Company's subsidiaries (a "Fund" or the "Funds") and which is required to be registered with the Commission as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") is duly registered with the Commission as an investment company under the Investment Company Act, except for any failures to be so registered that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 shares of Common Stock at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (Eastern time) on December 21, 2004 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for their respective accounts of certificates for the Securities to be purchased by them. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Underwriters promptly as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object unless required to do so pursuant to applicable provisions of the securities laws.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the each of the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (g) Rule 158. The Company will file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect the listing of the Common Stock on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of sixty (60) days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. This clause (j) shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or mandatory exchange of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) securities issued as consideration pursuant to acquisitions and registration statements registering resales of such securities.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.   Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.   Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Opinion of Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for Underwriters. Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of Closing Time, with respect to the validity of the Securities, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the principal financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

         (e) Accountant's Comfort Letter. Substantially concurrently with the execution and delivery hereof, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated the date of this Purchase Agreement, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (h) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

         (i) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

               (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (ii) Opinion of Counsel for Company. The favorable opinion of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iii) Opinion of Counsel for Underwriters. The favorable opinion of Sullivan & Cromwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.   Indemnification.

         (a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the Prospectus (or any amendment or supplement thereto).

         (2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6(c) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Merrill Lynch in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.  Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Initial Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and
(ii) delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.

         If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

               (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of the Global Origination Counsel Group; and notices to the Company shall be directed to it at Legg Mason, Inc. 100 Light Street, Baltimore, Maryland 21202, attention of Robert F. Price, Esq., General Counsel.

SECTION 12. Parties.

         This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14.  TIME.

         TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.  Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16.  Effect of Headings.

         The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                         Very truly yours,

                                         LEGG MASON, INC.



                                         By
                                             -----------------------------------
                                             Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
  MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
GOLDMAN, SACHS & CO.
LEGG MASON WOOD WALKER, INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By
   --------------------------------------
          Authorized Signatory

                                   SCHEDULE A

                                                                     Number of
                                                                      Initial
                                    Name of Underwriter              Securities
                                    -------------------              ----------

Legg Mason Wood Walker, Incorporated ..........................       1,333,334
Goldman, Sachs & Co............................................       1,333,333
Merrill Lynch, Pierce, Fenner & Smith                                 1,333,333
            Incorporated ......................................

Total..........................................................       4,000,000
                                                                ===============


                                     Sch A-1

                                   SCHEDULE B

                                LEGG MASON, INC.

                        4,000,000 Shares of Common Stock

                           (Par Value $.10 Per Share)

         1   The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $70.30.

         2   The purchase price per share for the Securities to be paid by the several Underwriters shall be $67.60, being an amount equal to the initial public offering price set forth above less $2.70 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.



                                     Sch B-1

                                  [SCHEDULE C]

                              Certain Subsidiaries

                                                     State (Jurisdiction) of
Name of Subsidiary                                Incorporation or Organization
--------------------------------------------------------------------------------
Legg Mason Wood Walker, Incorporated                          Maryland
--------------------------------------------------------------------------------
Howard Weil Financial Corporation                             Louisiana
--------------------------------------------------------------------------------
Western Asset Management Company                              California
--------------------------------------------------------------------------------
Legg Mason Fund Adviser, Inc.                                 Maryland
--------------------------------------------------------------------------------
Legg Mason Capital Management, Inc.                           Maryland
--------------------------------------------------------------------------------
Legg Mason Financial Services, Inc.                           Maryland
--------------------------------------------------------------------------------
Legg Mason Mortgage Capital Corporation                       Maryland
--------------------------------------------------------------------------------
Legg Mason Trust, fsb                                         USA
--------------------------------------------------------------------------------
Legg Mason Funding, Corp.                                     Delaware
--------------------------------------------------------------------------------
Howard Weil Incorporated                                      Maryland
--------------------------------------------------------------------------------
Legg Mason Properties, Inc.                                   North Carolina
--------------------------------------------------------------------------------
Batterymarch Financial Management, Inc.                       Maryland
--------------------------------------------------------------------------------
Bartlett & Co.                                                Ohio
--------------------------------------------------------------------------------
Bartlett Real Estate, Inc.                                    Ohio
--------------------------------------------------------------------------------
Brandywine Asset Management, LLC                              Delaware
--------------------------------------------------------------------------------
Berkshire Asset Management, Inc.                              Maryland
--------------------------------------------------------------------------------
Legg Mason Funds Management, Inc.                             Maryland
--------------------------------------------------------------------------------
Legg Mason Real Estate Investors, Inc.                        Maryland
--------------------------------------------------------------------------------
Barrett Associates, Inc.                                      New York
--------------------------------------------------------------------------------
Legg Mason Limited                                            England and Wales
--------------------------------------------------------------------------------
Legg Mason Focus Capital, Inc.                                Maryland
--------------------------------------------------------------------------------
LM Holdings Limited                                           England and Wales
--------------------------------------------------------------------------------
Legg Mason Holdings Limited                                   England and Wales
--------------------------------------------------------------------------------
Western Asset Management Company Limited                      England and Wales
--------------------------------------------------------------------------------
Legg Mason (UK) Holdings Plc                                  England and Wales
--------------------------------------------------------------------------------
Legg Mason Investments Holdings Limited                       England and Wales
--------------------------------------------------------------------------------
Legg Mason Investments Limited                                England and Wales
--------------------------------------------------------------------------------
Legg Mason Investments (Europe) Limited                       England and Wales
--------------------------------------------------------------------------------
Legg Mason Investments Funds Limited                          England and Wales
--------------------------------------------------------------------------------
3040692 Nova Scotia Company                                   Canada
--------------------------------------------------------------------------------
Legg Mason Canada Holdings Ltd.                               Canada
--------------------------------------------------------------------------------
Legg Mason Canada Inc.                                        Canada
--------------------------------------------------------------------------------
Royce & Associates, LLC                                       Delaware
--------------------------------------------------------------------------------
Royce Fund Services, Inc.                                     New York
--------------------------------------------------------------------------------
Royce Management Company, LLC                                 New York
--------------------------------------------------------------------------------
PCN Holdings I, Inc.                                          Delaware
--------------------------------------------------------------------------------
PCM Holdings II, LLC                                          Delaware
--------------------------------------------------------------------------------
Carnes Capital Corporation                                    New York
--------------------------------------------------------------------------------
Private Capital Management, L.P.                              New York
--------------------------------------------------------------------------------
LMM LLC                                                       Delaware
--------------------------------------------------------------------------------
Legg Mason Asset Management (Asia) Pte Ltd.                   Singapore



                                     Sch C-1

NY12528:210265.6
                                   SCHEDULE D

                       List of Persons Subject to Lock-Up

Directors of the Company
------------------------

Harold L. Adams
Dennis R. Beresford
Carl Bildt
James W. Brinkley
Harry M. Ford, Jr.
Richard J. Himelfarb
John E. Koerner, III
Raymond A. Mason
Edward I. O'Brien
Peter F. O'Malley
Margaret Milner Richardson
Roger W. Schipke
Kurt L. Schmoke
Nicholas J. St. George
James E. Ukrop

Officers of the Company
-----------------------

Peter L. Bain
Barry F. Bilson
Deepak Chowdhury
Charles J. Daley, Jr.
Mark R. Fetting
Thomas P. Mulroy
Robert G. Sabelhaus
Timothy C. Scheve
Elisabeth N. Spector
Joseph A. Sullivan
Edward A. Taber III



                                     Sch D-1

                                                                     Exhibit A-1



        FORM OF OPINION OF SHEARMAN & STERLING LLP COUNSEL TO THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

               (i) The Company has corporate power and authority to enter into and perform its obligations under the Purchase Agreement;

               (ii) The Purchase Agreement has been duly authorized, executed and delivered by the Company;

               (iii) The Securities have been duly authorized by the Company and, when delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable and free and clear of any preemptive or similar rights;

               (iv) The Company has an authorized capitalization as set forth in the Prospectus, as supplemented or amended, and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Capital Stock".

               (v) The statements in the Base Prospectus under the captions "Description of Capital Stock" and "Plan of Distribution" and in the Prospectus Supplement under the caption "Underwriting" insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

               (vi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries;

               (vii) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules therein, as to which we express no opinion), when they were filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed) complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder; and we are not aware of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required; and

               (viii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

In addition Shearman & Sterling LLP shall provide a separate letter to the following effect:

         In our capacity as counsel to the Company, we have examined copies of the Registration Statement and the Prospectus. We have also reviewed and participated in discussions concerning the preparation of the Registration Statement and the Prospectus with certain officers and employees of the

Company, and its auditors and with representatives of the Underwriters and counsel. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement and the Prospectus, except as set forth in paragraphs (ix) and (x) of our opinion addressed to you, dated the date hereof.

         Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (i) any amendment to the Registration Statement as of the date hereof is required to be filed, (ii) the Registration Statement, as of the time it was declared effective and at the date hereof, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) any document incorporated by reference into the Registration Statement, on the date it was filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, or (iv) the Prospectus, as of its date and as of the date of the delivery of this letter, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, schedules, notes, or other financial and accounting data included in the Registration Statement or the Prospectus).

                                                                     Exhibit A-2



                FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland;

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as supplemented or amended;

               (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus, as supplemented or amended;

               (iv) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

               (v) The shares of issued and outstanding capital stock of the Company, including the Securities, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

               (vi) Except as would not result in a Material Adverse Effect: (A) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; (B) except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to the knowledge of such counsel, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the outstanding shares of capital stock of any of the Company's subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

               (vii) The Securities have been duly authorized by the Company and, when delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable and free and clear of any preemptive or similar rights;

               (viii) To the knowledge of such counsel, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary of the Company is subject, before or brought by any court or governmental agency or body,
         (A) which might reasonably be expected to result in a Material Adverse Effect, or (B) which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Prospectus, or (C) required to be described in the Prospectus but not so described;

               (ix) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus or filed or incorporated by reference therein;

               (x) To such counsel's knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities or Blue Sky laws of the various jurisdictions in which the Securities will be offered or sold, as to which such counsel expresses no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement by the Company or for the offering, issuance, sale or delivery of the Securities to the Underwriters or the resale by the Underwriters;

               (xi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances for which waivers have been obtained or that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or, to such counsel's knowledge, any applicable law, statute, rule, regulation (assuming compliance with all applicable state securities and Blue Sky laws) applicable to the Company or any judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                                                                       Exhibit B

                                December 15, 2004

Legg Mason Wood Walker, Incorporated
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Goldman, Sachs & Co.
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
4 World Financial Center
New York, New York  10080

         Re: Proposed Public Offering by Legg Mason, Inc.


Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of Legg Mason, Inc., a Maryland corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") Goldman, Sachs & Co. and Legg Mason Wood Walker, Incorporated propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.10 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of sixty (60) days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, the restrictions contained in this letter shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that (A) the donee or donees thereof agree to be bound by the restrictions set forth herein, or (B) such gift is a charitable donation to a tax exempt organization in an amount of 5% or less of the Common Stock owned at the date hereof by the undersigned, (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and provided further that any such transfer shall not involve a disposition for value or
(iii) transfers or sales or shares of Common Stock for the payment of exercise costs (including taxes) in respect of any purchase of Common Stock pursuant to an option granted pursuant to existing employee benefit plans or director compensation plans of the Company.

                                      Very truly yours,


                                      Signature:
                                                 -------------------------------

                                      Print Name:
                                                   -----------------------------




                                      B-2